                                                                    EXHIBIT 10.2














                              SLOT LEASE AGREEMENT

                                     between


                           Continental Airlines, Inc.

                                       and

                                  Calair L.L.C.



                                   dated as of

                                 April 17, 1998

                                TABLE OF CONTENTS

                                                                     Page

Section 1       Definitions ......................................... 1

Section 2       Lease of Slots ...................................... 3

Section 3       Term and Rent ....................................... 3

Section 4       Representations, Warranties and Covenants ........... 4

Section 5       Encumbrances ........................................ 5

Section 6       Impositions ......................................... 5

Section 7       Use of Leased Slots ................................. 6

Section 8       Indemnification ..................................... 6

Section 9       Subleases ........................................... 7

Section 10      Events of Default ................................... 7

Section 11      Remedies ............................................ 7

Section 12      Notices ............................................. 8

Section 13      Right to Purchase Leased Slots or to Request that
                Lessor Exchange Leased Slots......................... 9

Section 14      Amendments and Miscellaneous ........................11

                              SLOT LEASE AGREEMENT


         This Slot Lease Agreement (this "LEASE") is made and entered into by and between CALAIR L.L.C. ("Lessor"), a limited liability company organized and existing under the laws of the State of Delaware, and CONTINENTAL AIRLINES, INC. ("LESSEE"), a corporation incorporated and existing under the laws of the State of Delaware; to be effective the 17th day of April, 1998, (the "COMMENCEMENT DATE").

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1.        DEFINITIONS. As used herein:

         AFFILIATE. With respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(ii) any executive officer, director or general partner of such Person or (iii) any Person who is an executive officer, director, general partner, or trustee of any Person described in clauses (i) and (ii) of this sentence. For the purpose of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or agency or otherwise.

         BUSINESS DAY. Any day other than a Saturday, Sunday, or other day on which commercial banks in the City of New York, or in Columbus, Ohio, are authorized by law to close.

         CAL SALE AGREEMENT. That certain Sale Agreement, effective of even date with this Lease, by and between Lessor and Lessee.

         CEA.  Chase Equity Associates, L.P.

         CLAIMS.  As defined in Section 8 hereof.

         COMMENCEMENT DATE.  As defined in the first paragraph of this Lease.

         ENCUMBRANCE: Any mortgage, lien, security interest, pledge, charge, encumbrance, claim, restriction or burden.

         EVENT OF DEFAULT.  As defined in Section 10 hereof.

         FAA. The Federal Aviation Administration of the United States Department of Transportation or any successor agency.

         GOVERNMENTAL AUTHORITY(IES): Individually, any one of, and collectively, any two or more of, the United States of America or any other foreign country or jurisdiction, any state, commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies or other instrumentalities.

         IMPOSITIONS.  As defined in Section 6 hereof.

         INDEMNIFIED PERSON.  As defined in Section 8 hereof.

         LAW. Any law, treaty, statute, rule, regulation, order, code, judgment, decree, injunction, writ, requirement or decision of or agreement with or by any government or governmental department, commission, board, court, authority or agency having jurisdiction of the matter in question.

         LIEN. Any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise), priority, security interest or other security device or arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code (as in effect from time to time in the relevant jurisdiction) or otherwise, or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         LLC AGREEMENT. That certain Amended and Restated Company Agreement of Calair L.L.C., effective of even date with this Lease.

         LEASED SLOT(S): Individually, any one of, and collectively, any two or more of, the Slots listed on Exhibit A attached hereto, as the same may be replaced by Substitute Slots or Swapped Slots, or both.

         OPERATIVE DOCUMENTS. Collectively, the LLC Agreement, the CAL Sale Agreement, this Lease, and the Redemption Option Agreement.

         PERMITTED ENCUMBRANCES. (i) Bankers' rights of set-off for uncollected items and routine fees and expenses arising in the ordinary course of business,
(ii) Liens created by or pursuant to, or expressly permitted under this Lease and the Operative Documents, (iii) Liens for taxes and other governmental charges and assessments (and other Liens imposed by Law) not yet delinquent or being contested in good faith and by proper proceedings and as to which appropriate reserves (in the good faith judgment of the relevant Person) are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors, (iv) restrictions on transfers of securities or voting under applicable Laws and (v) restrictions on the transfer of assets of Lessor under any Operative Documents.

         PERSON: Any individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or association or other entity.

         PURCHASED SLOTS.  As defined in Section 13(b) hereof.

         REDEMPTION OPTION AGREEMENT. That certain Redemption Option Agreement, effective of even date with this Lease, between Lessor and Chase Equity Associates, L.P.

         RENT. shall mean $8,141,931, and shall be payable in arrears on the 1st day of each April and October during the Term following the Commencement Date.

         SLOT.  As defined in Section 93.213 of the Slot Regulations.

         SLOT REGULATIONS. The Federal Aviation Regulations, Title 14 Code of Federal Regulations, Part 93, Subpart S, as amended, or any successor provisions or regulations.

         SLOT TRADE. A temporary "swap" of operating authority with respect to a Slot in exchange for operating authority with respect to another Slot or a temporary "slide" transaction with the FAA or equivalent Government Authority with respect to a Slot, in each case in accordance with standard airline industry practice.

         SUBSTITUTE SLOTS.  As defined in Section 13(c) hereof.

         SWAPPED SLOTS.  As defined in Section 13(b) hereof.

         TERM.  The term of this Lease, as specified in Section 3(a) hereof.

         USE PROVISIONS.  Section 93.227 of the Slot Regulations.

SECTION 2.        LEASE OF SLOTS.

         Subject to the terms and conditions of this Lease, Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the Leased Slots for the Term.

SECTION 3.        TERM AND RENT.

         (a) The term of this Lease shall begin on the Commencement Date, unless Lessee has not received written confirmation of the Lease from the FAA pursuant to Section 93.221 of the Slot Regulations, in which case the term of this Lease shall begin on the date such written confirmation is received by Lessee, and shall continue until April 1, 2008, unless terminated earlier in accordance with the provisions of Section 11(a) hereof.

         (b) All payments of Rent hereunder shall be made by wire transfer of immediately available funds not later than 12:30 p.m. (New York City time) on the 1st day of each April and October following the Commencement Date, and on the last Business Day of the Term, and shall be paid to Lessor at Account No. 323095852 at The Chase Manhattan Bank, ABA No. 021000021, 55 Water Street, New York, New York, 10041, or at such other account as Lessor may direct by notice in writing to Lessee. If any April 1 or October 1 of any year shall not be Business Day, then the payment of Rent shall be made on the next succeeding Business Day with the same force and effect as if made on the originally specified payment date for Rent; provided, however, that, if such payment of Rent is made on the next succeeding Business Day, no additional Rent shall accrue for the period from and after such payment date to the next succeeding Business Day. The first installment of Rent shall be prorated based on the actual number of days since the Commencement Date, and the payment of Rent on the last day of the Term shall be prorated based on the actual number of days since the immediately preceding April 1st or October 1st, as applicable, in each case, divided by 182 or 183, as applicable.

         (c) Other than a termination pursuant to Section 11(a) hereof, this Lease shall not terminate, nor shall the respective obligations of Lessor or Lessee be affected, by reason of any interference with the use of the Leased Slots by any private person, corporation or Governmental Authority, or the invalidity or unenforceability or lack of due authorization of this Lease or lack of right, power of authority of Lessor to enter into this Lease. It is the express intention of Lessor and Lessee that all Rent payable by Lessee hereunder shall be, and continue to be, payable in all events unless the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease.

SECTION 4.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) Lessee represents that Lessee is an air carrier certificated under 49 U.S.C. ss. 44705, that is authorized to use the Leased Slots under the Slot Regulations and Use Provisions.

         (b) Lessee represents that Lessee has obtained all approvals necessary to consummate this transaction.

         (c) Upon request by Lessor, Lessee shall provide Lessor with a copy of all use reports for the Leased Slots filed with the FAA by the Lessee pursuant to the Use Provisions promptly after such reports are delivered to the FAA.

         (d) EXCEPT AS SET FORTH IN SECTION 5(B), LESSOR SHALL NOT BE DEEMED TO HAVE MADE AND LESSOR HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, AS TO THE LEASED SLOTS. LESSOR SHALL HAVE NO LIABILITY TO LESSEE FOR ANY CLAIM, LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER (INCLUDING STRICT LIABILITY IN TORT) NOR SHALL THERE BE ANY ABATEMENT OF RENTAL, ARISING DIRECTLY OR INDIRECTLY OUT OF OR IN CONNECTION WITH (I) THE USE OF THE LEASED SLOTS, (II) ANY INTERRUPTION OR LOSS OF SERVICE OR USE OF THE LEASED SLOTS, OR (III) ANY LOSS OF BUSINESS OR OTHER CONSEQUENTIAL LOSS OR DAMAGE WHETHER OR NOT RESULTING FROM ANY OF THE FOREGOING. LESSEE WILL DEFEND, INDEMNIFY AND HOLD LESSOR HARMLESS AGAINST ANY AND ALL CLAIMS, DEMANDS, COSTS, EXPENSES, DAMAGES, LOSSES AND LIABILITIES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR IN CONNECTION WITH THE USE OF THE LEASED SLOTS.

SECTION 5.    ENCUMBRANCES.

         (a) Other than Permitted Encumbrances and those Encumbrances arising pursuant to subleases and Slot Trades permitted by Section 9 hereof, (i) Lessee will not directly or indirectly


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
create, incur, assume any Encumbrances on its interest in the Leased Slots and
(ii) Lessee will not directly or indirectly create, incur, or assume any Encumbrances on or with respect to the Leased Slots which challenge or in any way restrict Lessor's ownership interest in the Leased Slots (and Lessee will promptly, at its own expense, take such action as may be necessary duly to discharge any such Encumbrance). Lessee shall not be responsible for any Encumbrance created or incurred by Lessor with respect to the Leased Slots, other than Encumbrances created at the request of Lessee.


         (b) Other than Permitted Encumbrances, Lessor will not directly or indirectly create, incur, assume or suffer to exist any Encumbrances on its title to or interest in the Leased Slots (and Lessor will promptly, at its own expense, take such action as may be necessary duly to discharge any such Encumbrance).

SECTION 6.    IMPOSITIONS.

         This Lease is intended to be a completely net lease. In connection therewith, Lessee agrees to pay and to indemnify Lessor for, and hold Lessor harmless from and against, all expenses and costs of any kind or nature whatsoever relating to the use, ownership, retention, maintenance, or sale of the Leased Slots, including without limitation, any and all income, franchise, sales, use, personal property, ad valorem, value added, leasing use, stamp or other taxes, levies, imposts, duties, charges, or withholdings of any nature, together with any penalties, fines or interest thereon ("IMPOSITIONS"), arising out of the transactions contemplated by this Lease and imposed against Lessor, Lessee, the Rent, or the Leased Slots by any federal, state, local or foreign government or taxing authority upon or with respect to the Leased Slots or upon the sale, purchase, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom, or upon or with respect to this Lease unless, and only to the extent that, any such Imposition is being contested by Lessee in good faith and by appropriate proceedings and the nonpayment thereof or the contest thereof in such proceedings does not, in the written opinion of counsel for Lessee, delivered to and approved by Lessor, adversely affect the title, property or rights of Lessor. Notwithstanding the preceding sentence, Lessee shall have no liability with respect to (A) Impositions imposed upon or with respect to, based on, or measured by, net income (or in lieu thereof, gross income or receipts), capital, or net worth, (B) capital gains taxes, excess profits taxes, minimum and alternative minimum taxes, personal holding company taxes, succession taxes, estate taxes, doing business or franchise taxes, or similar taxes, (C) any Impositions, other than those described in clauses (A) and (B), that are imposed as a result of a sale, transfer of title, mortgaging, pledging, financing, or other disposition by Lessor of any of the Slots, or any interest in the Rent or part thereof or any interest in any Operative Document, other than (i) such Impositions resulting from any such sale, transfer of title, mortgaging, pledging, financing, or other dispositions requested by Lessee, and (ii) a disposition of any Slots resulting from the exercise of remedies under the Lease while an Event of Default has occurred and is continuing, (D) any Impositions caused by any act of Lessor other than any act contemplated or permitted by the Operative Documents, (E) any Impositions imposed by reason of the gross negligence or willful misconduct of Lessor, (F) any Impositions imposed with respect to periods prior to commencement of the Term or after the termination of the Lease, and (G) withholding taxes in respect of any of the items described in clauses (A) through (F) above. Lessee shall pay any and all costs and expenses incurred in any such contest, including any attorneys' fees incurred by Lessor. All amounts payable by Lessee under this Section shall be payable, to the extent not theretofore paid, on written demand of Lessor. In case any report or return is required to be made with respect to any obligation of Lessee under this Section or arising out of this Section, Lessee will either (after notice to Lessor) make such report or return in such manner as will show the ownership of the Leased Slots in Lessor and send a copy of such report or return to Lessor or will notify Lessor of such requirement and make such report or return in such manner as shall be satisfactory to Lessor. Lessor agrees to cooperate fully with Lessee in the preparation of any such reports or returns.

SECTION 7.    USE OF LEASED SLOTS.

         (a) Lessee agrees that the Leased Slots will be used solely by Lessee (other than in connection with subleases and Slot Trades permitted by Section 9 hereof) and in compliance with any and all Laws applicable to the use of the Leased Slots. Throughout the term of this Lease, the use of the Leased Slots shall be at the sole cost, risk and expense of Lessee.

         (b) Lessee shall have no interest in the Leased Slots other than those interests arising pursuant to this Lease and Lessee's ownership of the capital stock of CALFINCO, Inc., a Delaware corporation and a member of Lessor. Accordingly, Lessee agrees at its own cost and expense, to perform all acts reasonably requested by Lessor which are directed toward providing notice to third parties of Lessee's non-ownership interest in the Leased Slots, other than Lessee's leasehold interest hereunder, including, but not limited to, the execution of documents presented by Lessor which recite that Lessee does not have an ownership interest in the Leased Slots, other than Lessee's leasehold interest hereunder, and which are to be filed in the Office of the Secretary of State for each state where the Leased Slots are located.

         (c) In the event that a case is commenced under Title 11 of the United States Code (the "Bankruptcy Code") by or against Lessee, the Leased Slots shall not be deemed to be property of the estate of Lessee in accordance with Section 541 of the Bankruptcy Code, and the parties hereto agree that the benefits of
Section 362 of the Bankruptcy Code shall only extend to Lessee's interests under the Slot Lease.

         (d) So long as no Event of Default under Section 10 hereof shall have occurred and be continuing, neither Lessor nor any Person claiming by, through, or under Lessor shall interfere with Lessee's use of the Leased Slots or any of Lessee's rights under this Lease.

SECTION 8.    INDEMNIFICATION.

         Lessee agrees to assume liability for, and does hereby agree to indemnify, protect, save and keep harmless Lessor and its successors, assigns, agents and servants (each such person being referred to as an "INDEMNIFIED PERSON") from and against any and all liabilities, obligations, losses, damages, penalties, claims (including, without limitation, claims involving strict or absolute liability), actions, suits, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever ("CLAIMS") which may be imposed on, incurred by, or asserted against any Indemnified Person, whether or not any such Indemnified Person shall also be indemnified as to any such Claim by any other person, in any way relating to or arising out of this Lease or any document contemplated hereby, or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the use of the Leased Slots or any accident in connection therewith; provided, however, that Lessee shall not be required to indemnify any Indemnified Person for (i) any Claim in respect of any Leased Slot arising from acts or events which occur after possession of such Leased Slot has been returned to Lessor, (ii) any Claim resulting from acts which would constitute the willful misconduct or gross negligence of any such Indemnified Person, or (iii) any Claim resulting from any breach by Lessor of its covenant in Section 7(c) hereof. The rights and indemnities of each Indemnified Person hereunder are expressly made for the benefit of, and shall be enforceable by, each Indemnified Person notwithstanding the fact that such Indemnified Person is either no longer a party to this Lease, or was not a party to this Lease at its outset.

SECTION 9.    SUBLEASES AND SLOT TRADES.

         So long as no Termination Event shall have occurred under the LLC Agreement, Lessee shall have the right to sublet, and to engage in Slot Trades with respect to, any of the Leased Slots, provided that such transaction is entered into in accordance with standard airline industry practice, or to assign any of its rights hereunder; provided, however, that (i) each Slot Trade shall expire on or before the eleventh (11th) anniversary of the Closing Date and (ii) no sublease shall extend beyond the Term without the consent of the Lessor and the members of Lessor; and provided, further, that if such Slot Trade or sublease extends beyond the Term, Lessor, or its assignee, shall have the sole right (a) to use any Slot received in such Slot Trade, and (b) to receive any proceeds from any such sublease that accrue (as determined in accordance with generally accepted accounting principles), after the expiration or earlier termination of the Term, including without limitation, any termination in accordance with the provisions of Section 11 hereof. No sublease, other relinquishment of the possession of any of the Leased Slots, or assignment by Lessee of any of its rights hereunder shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder.

SECTION 10.   EVENTS OF DEFAULT.

         Each of the following events shall constitute an Event of Default hereunder:

         (a) Lessee shall fail to make any payment of Rent within 10 days after the date due; or

         (b) Lessee shall make a general assignment for the benefit of creditors or consent to the appointment of a trustee or receiver for itself or for a substantial part of its property, or a trustee or a receiver shall be appointed for Lessee, for any of the Leased Slots, or for substantially all of Lessee's property without Lessee's consent and such appointment shall not be dismissed within a period of 60 days; or bankruptcy, reorganization or insolvency proceedings shall be instituted by or against Lessee and, if instituted against Lessee, shall not be dismissed, stayed or withdrawn for a period of 60 days; or

         (c) Lessee shall fail to comply with any term, provision or covenant of this Lease (other than the obligation to pay Rent), and such failure continues for 30 days after written notice from Lessor or any member of Lessor thereof to Lessee.


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

SECTION 11.   REMEDIES.

         (a) Upon the occurrence of any Event of Default and so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default by written notice to such effect given to Lessee, and at any time thereafter, Lessor may exercise one or more of the following remedies, as Lessor in its sole discretion shall lawfully elect:

              (i) Terminate this Lease by giving Lessee written notice thereof, in which event, Lessee shall pay to Lessor the sum of all Rent accrued hereunder and unpaid through the date of termination, and an amount equal to the total Rent that Lessee would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the "Discount Rate" as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing under the heading "Money Rate", minus the then fair market value of the Leased Slots for such period, similarly discounted; or

              (ii) Terminate Lessee's right to use the Leased Slots without terminating this Lease by giving written notice thereof to Lessee, in which event Lessee shall pay to Lessor all Rent during the remainder of the Term, diminished by any net sums thereafter received by Lessor through reletting the Leased Slots during such period (which reletting may be for a period less than or greater than the remainder of the Term). Lessor may, from time to time, bring action against Lessee to collect amounts due by Lessee hereunder and the costs and expenses associated with reletting the Leased Slots, without the necessity of Lessor's waiting until the expiration of the Term. Unless Lessor delivers written notice to Lessee expressly stating that it has elected to terminate this Lease, all actions taken by Lessor to prohibit Lessee's use of the Leased Slots shall be deemed to be taken under this Section 11(a)(ii). If Lessor elects to proceed under this Section 11(a)(ii), it may at any time elect to terminate this Lease under Section 11(a)(i).

         (b) Lessee shall be liable for all reasonable costs, charges and expenses, including the costs and expenses associated with reletting the Leased Slots, and reasonable attorneys' fees and disbursements, incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto.

         (c) No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent default or Event of Default. The failure or delay of Lessor in exercising any rights granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided herein.

SECTION 12.   NOTICES.

         All notices, directions and other communications provided for hereunder shall be in writing and may be personally delivered, mailed (by registered or certified mail, postage prepaid) or sent by telecopy, telegraph or other direct written electronic means, to the applicable party at the address indicated below:

         If to Lessor:

                  Calair L.L.C.
                  c/o Continental Airlines, Inc.
                  2929 Allen Parkway, Suite 1588
                  Houston, Texas 77019
                  Attention: Vice President - Treasury Operations
                  Telecopy No.: 713-834-2448

         With a copy to Chase Equity Associates, L.P.

                  c/o Chase Capital Partners, Inc.
                  380 Madison Avenue, 12th Floor
                  New  York, New York 10017-2591
                  Attn:  Brian J. Richmand
                  Telecopy No.: 212-622-3101

         and to:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, New York  10153
                  Attn:  Brian S. Rosen, Esq.
                  Telecopy No.:  212-310-8007

         If to Lessee:

                  Continental Airlines, Inc.
                  2929 Allen Parkway, Suite 1588
                  Houston, Texas 77019
                  Attention: Vice President - Corporate Finance
                  Telecopy No.: 713-834-2448

or as to any party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 12. All such notices, when personally delivered shall be deemed to have been validly and effectively given on the date of such delivery, when transmitted by telegraph, telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day on which it is transmitted, or, if mailed, shall be deemed to have been validly and effectively given when deposited in the mail.


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SECTION 13.   RIGHT TO PURCHASE LEASED SLOTS OR TO REQUEST THAT LESSOR
              EXCHANGE LEASED SLOTS.

         (a) At any time, and from time to time, if Lessee reasonably determines that any one or more of the Leased Slots are uneconomical to operate, are obsolete, or are surplus to Lessee's business, Lessee shall be entitled either (i) to cause Lessor to sell the Leased Slots to a Person that is not an Affiliate of Lessor or Lessee, subject to Section 4.3(h) of the LLC Agreement, or (ii) to request that Lessor enter into an exchange of such Leased Slots with any entity other than Lessee or an Affiliate of Lessee; provided, however, that Lessor and its members, jointly, shall have sole discretion as to whether to consent to any sale of Leased Slots if the aggregate fair market value of all Leased Slots sold (or proposed to be sold) pursuant to this Section 13 is greater than or equal to $50,000,000.

         (b) If Lessee causes any one or more of the Leased Slots to be sold (the "PURCHASED SLOTS"),

              (1) such sale shall be free and clear of any Encumbrance;

              (2) the consideration to be paid for such Purchased Slots shall be either (i) immediately available funds, or (ii) another Slot, or Slots (the "SWAPPED SLOTS"), having an aggregate fair market value at least equal to the fair market value, as set forth in an appraisal prepared by an appraiser reasonably acceptable to Lessor, dated within 30 days of the sale of the Purchased Slots, or (iii) a combination of immediately available funds and Swapped Slots;

              (3) if the consideration for the sale is immediately available funds, this Lease shall terminate as to such Purchased Slot(s), in lieu of any stipulated loss, Lessee shall continue to pay the full amount of the Rent hereunder, reduced only by an amount equal to the interest earned by the Lessor on such funds until the earlier of (i) the date such funds are used, if ever, to redeem CEA's Member Interest under the Redemption Option Agreement, and (ii) the expiration or earlier termination of the Term, Lessor hereby agreeing to either invest any such funds, net of any amounts distributed to the members of Lessor to pay taxes due in respect of such sale, in Cash Equivalents, as defined in the LLC Agreement, or to make loans to members of Lessor, or Affiliates of such members, pursuant to, and in accordance with the terms and conditions contained in, Section 7.1 of the LLC Agreement; and if the consideration for the purchase is Swapped Slots, the Swapped Slots shall thereafter automatically be included in, and the Purchased Slots shall thereafter automatically be excluded from, the Leased Slots and the Rent due hereunder shall continue unabated;

              (4) Lessee shall provide Lessor and its members with ten (10)
                  days' prior written notice of such proposed sale, and, if requested by Lessor or any of its Members, provide Lessor and its Members with an appraisal reasonably satisfactory to Lessor and its Members indicating the fair market value, at or not more than thirty (30) days prior to the time of the sale, of the Purchased Slots and the Swapped Slots (if applicable); and

              (5) If the consideration paid for the Purchased Slots is Swapped
                  Slots, the sale shall be effected by a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code.

         (c) If Lessee requests that Lessor enter into an exchange of Leased Slots with any entity other than Lessee or an Affiliate of Lessee and Lessor complies with such request, (i) the Slots received from the other airline carrier in such exchange ("SUBSTITUTE SLOTS") shall have an aggregate fair market value at least equal to the fair market value of the Slots transferred to the other airline carrier in such exchange, as set forth in an appraisal prepared by an appraiser reasonably acceptable to Lessor, dated within thirty
(30) days of the exchange, (ii) the exchange shall be effected by a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code, and (iii) the Substitute Slots shall thereafter automatically be included in, and the Slots transferred to the other airline carrier in such exchange shall thereafter automatically be excluded from, the Leased Slots.

SECTION 14.   AMENDMENTS AND MISCELLANEOUS.

         (a) The terms of this Lease shall not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by Lessor and Lessee, subject to the terms of the LLC Agreement.

         (b) This Lease shall be binding upon and inure to the benefit of Lessor, and its successors and assigns, any security assignee of Lessor accepting an assignment of the rights of Lessor under this Lease and the successors and assigns of any such security assignee, and Lessee and its successors and, to the extent permitted hereby, assigns. With respect to the provisions of Sections 6 and 8 of this Lease, the successors and assigns, agents and servants of Lessor, any security assignee of Lessor and any holder of obligations of Lessor issued in connection with this Lease shall each be indemnified thereunder and, with respect to clause (ii) of the proviso to
Section 8 of this Lease, the willful misconduct or gross negligence of any Indemnified Person shall not affect the rights of any other Indemnified Person under such Section.

         (c) All agreements, representations and warranties contained in this Lease or in any document or certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Lease and the expiration or other termination of this Lease.

         (d) Any provision of this Lease which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

         (e) This Lease shall constitute an agreement of lease and nothing herein shall be construed as conveying to Lessee any right, title or interest in or to the Leased Slots, except as a lessee only.

         (f) This Lease shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws thereof (other than Section 5-1401 of the New York General Obligations Law).

         (g) Section headings are for convenience only and shall not be construed as part of this Lease.

         (h) Lessor and Lessee shall, prior to the commencement of the Term, and thereafter as may be necessary, notify the FAA pursuant to Section 93.221 of the Slot Regulations of the contemplated use of the Leased Slots by Lessee.

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on or as of the Commencement Date.


Lessor:                           CALAIR L.L.C.

                                  By:   CALFINCO Inc.
                                        Managing Member


                                        By:  /s/ JEFFREY J. MISNER
                                            -----------------------------------
                                            Jeffrey J. Misner
                                            Vice President - Treasury Operations


Lessee:                           CONTINENTAL AIRLINES, INC.


                                  By:  /s/ GERALD LADERMAN
                                      ------------------------------------------
                                      Gerald Laderman
                                      Vice President - Corporate Finance

                                    EXHIBIT A

                              LIST OF LEASED SLOTS

                                A. CHICAGO O'HARE

         TIME               SLOT NO.
        ------              --------

1.      07:15                 7240*
2.      07:15                 8270
3.      08:15                 7664
4.      08:45                 7742
5.      09:45                 7796
6.      10:15                 7475
7.      10:15                 8659
8.      11:15                 7971*
9.      11:45                 8506*
10.     11:45                 7439*
11.     12:15                 8426*
12.     13:15                 7609*
13.     13:45                 7178*
14.     13:45                 7377
15.     14:15                 7320*
16.     14:15                 8071*
17.     14:45                 8316*
18.     14:45                 7682
19.     15:15                 8640
20.     15:45                 7970*
21.     16:15                 8327
22.     16:15                 7659
23.     16:45                 7924
24.     16:45                 8290
25.     17:15                 7591*
26.     17:45                 7743
27.     18:15                 8200*
28.     18:15                 7977
29.     18:15                 7635*

*  As of April 1998, licensed to a third-party commercial air carrier.

                             B. WASHINGTON NATIONAL

        TIME                SLOT NO.
       ------               --------

1.      07:00                 1209*
2.      07:00                 1270
3.      07:00                 1568
4.      08:00                 1610
5.      08:00                 1498*
6.      09:00                 1637
7.      09:00                 1453
8.      09:00                 1335*
9.      10:00                 1026
10.     11:00                 1120*
11.     11:00                 1067*
12.     11:00                 1020
13.     12:00                 1572*
14.     12:00                 1368
15.     13:00                 1069*
16.     13:00                 1656
17.     13:00                 1068
18.     14:00                 1545
19.     14:00                 1615
20.     14:00                 1520
21.     15:00                 1600
22.     15:00                 1054
23.     15:00                 1164*
24.     16:00                 1156
25.     16:00                 1111*
26.     16:00                 1527*
27.     17:00                 1071*
28.     17:00                 1280
29.     18:00                 1324*
30.     19:00                 1095*
31.     19:00                 1129*
32.     19:00                 1294*
33.     19:00                 1550*
34.     19:00                 1301
35.     20:00                 1279
36.     20:00                 1640*
37.     20:00                 1288*
38.     20:00                 1448*
39.     21:00                 1647
40.     21:00                 1558
41.     21:00                 1239

*  As of April 1998, licensed to a third-party commercial air carrier.

                            C. LAGUARDIA - DEPARTURE


        TIME                SLOT NO.
       ------               --------

1.     07:00                 3851*
2.     08:30                 3595*
3.     08:30                 3336
4.     09:30                 3181*
5.     10:00                 3198*
6.     11:00                 3663*
7.     12:00                 3833
8.     13:00                 3331
9.     13:30                 3808
10.    14:30                 3379*
11.    15:30                 3363*
12.    16:30                 3805
13.    17:00                 3090*
14.    17:00                 3274*
15.    17:30                 3412*
16.    18:30                 3398*
17.    19:30                 3572

*  As of April 1998, licensed to a third-party commercial air carrier.

                             D. LAGUARDIA - ARRIVAL


        TIME                SLOT NO.
       ------               --------

1.     08:30                 3077*
2.     09:00                 3087
3.     10:30                 3827*
4.     12:30                 3582
5.     13:30                 3108
6.     15:30                 3618*
7.     16:00                 3091*
8.     16:00                 3810*
9.     17:00                 3678*
10.    17:30                 3288*
11.    18:00                 3173*
12.    18:30                 3800
13.    19:00                 3620*
14.    19:30                 3679*
15.    21:30                 3053*

*  As of April 1998, licensed to a third-party commercial air carrier.